PAGE 1
                       ARCHER-DANIELS-MIDLAND COMPANY
               4666 Faries Parkway, Decatur, Illinois 62526
________________________________________________________________
____________
                         NOTICE OF ANNUAL MEETING
________________________________________________________________
____________

To All Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Archer-Daniels-Midland Company, a Delaware corporation, will be held at its ADM/LAKEVIEW OFFICE, 1001 BRUSH COLLEGE ROAD, DECATUR, ILLINOIS, on Thursday, October 19, 1995, at 2:00 P.M., for the following purposes:

     (1) To fix the number of Directors and to elect Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     (2) To ratify the appointment by the Board of Directors of Ernst &
          Young LLP as independent accountants to audit the accounts of the
          Company for the fiscal year ending June 30, 1996.

     (3) If properly presented, to consider and act upon the Stockholder's proposal set forth in the Proxy Statement.

     (4) To transact such other business as may properly come before the meeting.

                                          By Order of the Board
of Directors

                                          R. P. Reising,
Secretary

September 13, 1995
1

PAGE 2
                       ARCHER-DANIELS-MIDLAND COMPANY
                4666 Faries Parkway, Decatur, Illinois 62526

                            September 13, 1995

                             PROXY STATEMENT

General Matters

     The accompanying proxy is SOLICITED BY THE BOARD OF DIRECTORS of Archer-Daniels-Midland Company ("the Company") for the Annual Meeting of Stockholders of the Company to be held at its ADM/LAKEVIEW OFFICE, 1001 BRUSH COLLEGE ROAD, DECATUR, ILLINOIS, on Thursday, October 19, 1995, at 2:00 P.M. This Proxy Statement and the enclosed form of proxy are first being mailed to Stockholders on or about September 13, 1995.

     The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by Officers or by regular employees of the Company by personal or telephone solicitation, the cost of which is expected to be nominal. Georgeson & Company Inc. has been retained by the Company to assist in solicitation of proxies at a fee of $14,000, plus reasonable out-of-pocket expenses. The Company will reimburse brokerage firms and other securities custodians for their reasonable expenses in forwarding proxy materials to their principals.

     Only holders of shares of Common Stock of record at the close of business on August 21, 1995 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on August 21, 1995, the Company had outstanding 504,990,928 shares of Common Stock, each share being entitled to one vote.

     Shares represented by proxies in the form enclosed, properly executed, will be voted. Proxies may be revoked at any time prior to being voted.

Principal Holders of Voting Securities

     The following Stockholder is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, based upon filings thereof with the Securities and Exchange Commission.

Name and Address of Beneficial Owner         Amount
Percent of Class

State Farm Mutual Automobile Insurance     39,777,735
7.88
  Company and Related Entities
Bloomington, Illinois  61701

2

PAGE 3
Election of Directors

     It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to fix at seventeen (17) the number of Directors to be elected and to elect the nominees named below.

     The nominees proposed for election to the Board of Directors are all presently members of the Board.

     The proxies (unless otherwise directed) will be voted for the election of the nominees named herein as Directors to hold office until the next succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any nominee for Director becomes unavailable, it is intended that the persons named in the proxy may vote for a substitute who will be designated by the Board of Directors. The Board has no reason to believe that any nominee will be unable to serve as a Director. All present members have served continuously as Directors from the year stated.

     The nominees, their age, position with the Company, principal occupation, directorships of other publicly owned companies, the year in which each first became a Director, and the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each are shown in the following table. Except for Messrs. Brian Mulroney and Robert
S. Strauss, all of the nominees have been Executive Officers of their respective companies or employed as otherwise specified below for at least the last five years. Mr. Strauss served on the Board from 1981 until August 1991 when he resigned to become U.S. Ambassador to the Soviet Union, an appointment he held until October 1992. Mr. Mulroney served as Prime Minister of Canada for almost nine years, resigning in June 1993, at which time he rejoined the law firm of Ogilvy Renault as Senior Partner.

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of Directors is required for the election of Directors. For this purpose, a Stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.

3

PAGE 4

Name, Age, Principal Occupation or  Year First    Common
Percent
Position, Directorships of Other    Elected as    Stock
of
Publicly Owned Companies             Director     Owned
Class
*D. O. Andreas, 77, Chairman   1966    23,855,3 (1)(2)  4.72
of the Board, Chief Executive                39
of the Company. He is a
Director of Salomon Inc.

Ralph Bruce, 78, Retired       1980     263,102         0.05
Executive  Vice President of
the Company

*J. H. Daniels, 73, Retired    1957     461,114 (3)     0.09
Chairman  of the Company

G. O. Coan 59, President and   1995    2,730,85 (4)     0.54
Chief Operating Officer of                    4
Gold Kist Inc. (a farmer-
owned cooperative).  He is a
Director of Golden Poultry
Company, Inc., Trust Company
Bank and Trust Company of
Georgia

*L. W. Andreas, 73, Retired    1966    6,081,36 (1)(5)  1.20
President of the Company.                     4
Mr. Andreas is a Director of
National  City Bancorporation

*S. M. Archer, Jr., 72,        1948    1,426,74 (6)     0.28
Private Investments                           4

R. A. Goldberg, 68, Moffett    1991         544         0.0001
Professor of Agriculture and
Business, Harvard University.
He is a Director of Pioneer
Hi-Bred International, Inc.,
and The Vigoro Corporation

J. K. Vanier, 67, President,   1978    9,083,67 (7)     1.80
Western Star Ag. Resources,                   4
Inc.(investments and
livestock)

Martin L. Andreas, 56, Senior  1986    1,471,84 (1)(8)  0.29
Vice President of the Company                 9
and Executive Assistant to
the Chief Executive

M. Brian Mulroney, 56, Senior  1993         511         0.0001
Partner in the law firm
Ogilvy Renault.  He is a
Director of Barrick Gold
Corporation Ltd., The Horsham
Corporation and Petrofina
S.A.

Mrs. Nelson A. Rockefeller,    1983      13,216         0.003
69, Private Investments

*Michael D. Andreas, 46, Vice  1985    6,032,15 (1)(9)  1.19
Chairman of the Board and                     7
Executive Vice President of
the Company

*H. D. Hale, 70, Chairman and  1973    13,794,2 (1)(10  2.73
Chief Executive Officer, ADM                 68 )
Milling Co., a subsidiary of
the Company

O. G. Webb, 59, farmer.        1991    2,029,04 (11)    0.40
Chairman of the Board and                     6
President, GROWMARK, Inc.
(farmer-owned cooperative).

J. R. Randall, 70, President   1975    1,089,11 (1)(12  0.22
of the Company                                6 )

*F. Ross Johnson, 63,          1989     132,331         0.03
Chairman and Chief Executive
Officer of RJM Group, Inc.
(an international management
and advisory organization).
He is a Director of American
Express Company, Power
Corporation of Canada,
National Services Industries,
Inc., Noma Ltd. of Canada,
Midland Financial Group, and
Chairman of Bionaire Ltd. of
Canada

Robert S. Strauss, 76,         1992      33,487         0.007
Partner in the law firm Akin,
Gump, Strauss, Hauer & Feld.
Mr. Strauss is a Director of
General Instruments Corp. and
Hollinger, Inc.

*Member of the Executive Committee

4

PAGE 5

(1) Includes shares allocated as a beneficiary under the Company's Tax Reduction Act Stock Ownership Plan (TRASOP) and
ADM Savings & Investment Plan.

(2) Includes 19,168,276 shares, in which Mr. Andreas disclaims any beneficial interest, in trusts for members of his family of which he is a Trustee and in a partnership of which Mr. Andreas is the Managing General Partner which includes 4,162,199 shares held for Mr. L. W. Andreas and 4,055,866 shares held for Mr. M.
D. Andreas (also included in the table above are the shares owned by Mr. L. W. Andreas and Mr. M. D. Andreas).

(3) Includes 86,917 shares owned by a member of Mr. Daniels' family with respect to which Mr. Daniels disclaims any beneficial interest.

(4) Includes 2,730,682 shares owned by Gold Kist Inc. in which
Mr. Coan disclaims any beneficial interest.

(5) Includes 1,265,160 shares in which Mr. Andreas disclaims any beneficial interest, in trust for members of his family of which he is a Trustee (see footnote 2). Includes 624,708 shares held in a private foundation in which Mr. Andreas has voting and investment power.

(6) Includes 312,480 shares owned by a member of Mr. Archer's family in which he disclaims any beneficial interest.

(7) Includes 6,472 shares owned by members of Mr. Vanier's family in which he disclaims any beneficial interest. Includes 5,919,010 shares in various trusts of which Mr. Vanier is one of the Trustees and in a corporation in which Mr. Vanier and members of his family have certain beneficial interests. (See footnote 10; Mr. Vanier is the brother of Mr. Hale's wife and 5,841,522 of the reported shares were also reported by Mr. Hale.)

(8) Includes 978,429 shares owned by Andreas Corporation with respect to which Mr. Andreas disclaims any beneficial interest in 812,097 shares. Includes 98,488 shares in trust for members of Mr. Andreas' family and in which he disclaims any beneficial interest. Includes 24,517 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(9) Includes 1,910,807 shares in which Mr. Andreas disclaims any beneficial interest, in trust for members of his family of which he is a Trustee or has sole voting power (see footnote 2). Includes 18,680 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(10) Includes 1,400,339 shares owned by or in trust for a member of Mr. Hale's family in which Mr. Hale disclaims any beneficial interest. Includes 3,927,521 shares owned by Star A, Inc., a family corporation, with respect to which Mr. Hale disclaims any beneficial interest in 3,831,297 shares. Includes 6,141,522 shares in trust for which Mr. Hale's wife is one of several Tustees and in which he disclaims any beneficial interest (see footnote 7). Includes 6,666 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(11) Includes 2,025,600 shares owned by GROWMARK, Inc. in which Mr. Webb disclaims any beneficial interest.

(12) Includes 50,443 shares owned by a member of Mr. Randall's family with respect to which Mr. Randall disclaims any beneficial interest and 136,632 shares in trust for members of Mr. Randall's family of which Mr. Randall is a Co-Trustee and in which he disclaims any beneficial interest. Includes 108,503 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.


     B. D Kraft, who is one of the five highest paid Executive Officers of the Company but who is not a Director of the Company, beneficially owned 2,418,640 shares of Common Stock of the Company, which number includes (1) shares allocated to him as a beneficiary under the Company's TRASOP, ADM Savings & Investment Plan and Tabor Employees Profit Sharing Plan, (2) 78,881 shares in trusts for members of his immediate family of which he is a Co-Trustee and in which he disclaims any beneficial interest, and (3) 17,103 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

     Common Stock beneficially owned by all Directors and Executive Officers as a group, numbering 36 persons including those listed above, is 72,653,139 shares representing 14.39% of the outstanding shares, of which 457,713 shares are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

     D. O. Andreas and L. W. Andreas are brothers. G. Allen Andreas, Jr., Vice President of the Company and Counsel to the Executive Committee, is a nephew of these two Directors.
Michael D. Andreas is the son of D. O. Andreas and a nephew of
L. W. Andreas. Martin L. Andreas is a nephew of D. O. Andreas and L. W. Andreas. G. Allen Andreas, Jr., Michael D. Andreas and Martin L. Andreas are cousins. H. D. Hale and J. K. Vanier are brothers-in-law. C. P. Archer, Treasurer of the Company, is the son of S. M. Archer, Jr.

Information Concerning Committees and Meetings

     During the last fiscal year the Board of Directors of the Company held five regularly scheduled meetings.

    The Board has Audit, Salary and Stock Option, Nominating and Proxy, Finance and Public Policy Committees. The Audit Committee consists of Messrs. L. W. Andreas, Daniels, Archer, Johnson, and Vanier; the Salary and Stock Option Committee consists of Messrs. Archer, Johnson, Mulroney and Vanier; the Nominating and Proxy Committee consists of Messrs. M. D. Andreas, D. O. Andreas, Archer and Daniels; the Finance Committee consists of Messrs. Webb, L. W. Andreas, Archer and Strauss and the Public Policy Committee consists of Messrs. Mulroney, Webb, Goldberg, Bruce, Strauss and Mrs. Rockefeller.

     The Audit Committee, which met five times during the fiscal year, reviews (1) the overall plan of the annual independent audit, (2) financial statements, (3) scope of audit procedures,
(4) the performance of the Company's independent accountants and internal auditors, and (5) auditors' evaluation of internal controls.

     The Salary and Stock Option Committee, which met four times during the fiscal year, reviews and establishes compensation of Officers, approves direct compensation in the amount of $150,000 or more annually to any employee and approves modifications and changes in employee benefit plans affecting benefits salaried employees receive under such plans. All of its actions are submitted to the Board for approval.

     The Nominating and Proxy Committee, which met once during the fiscal year, considers and recommends nominees to the Board. The Committee will consider nominees recommended by a Stockholder provided the Stockholder submits the nominee's name in writing addressed to the Secretary of the Company listing the nominee's qualifications together with a statement signed by the nominee indicating a willingness to serve.

Antitrust Investigation, Litigation and Litigation Committee

     The Company, along with other companies in the food additives industry, is the subject of a federal antitrust investigation. Following public announcement of the investigation, the Company and certain of its directors and executive officers were named as defendants in a number of putative class actions, alleging violations of antitrust and securities laws. Shareholder derivative actions have also been filed against certain of the Company's directors and executive officers and nominally against the Company, alleging breach by the individual defendants (including all director nominees except Mr. Coan) of their fiduciary duties to the Company and waste of corporate assets. See Note 11 of the Notes to Consolidated Financial Statements included in the Annual Report to Stockholders for the year ended June 30, 1995. The Board of Directors of the Company has appointed a Litigation Committee to oversee the Company's response to the investigation and related civil antitrust and securities litigation. The Litigation Committee consists of Messrs. Mulroney and Daniels, co-chairs, Messrs. Bruce, Goldberg, Johnson, Vanier and Webb and Mrs. Rockefeller.

5

PAGE 6
Executive Compensation

     The following table sets forth information concerning the Company's Chief Executive and the four other most highly paid
Executive Officers of the Company.

                   Summary Compensation Table
                   __________________________
                                                         Long
All
                              Annual Compensation        Term
Other
Name and Principal Fiscal                Other Annual  Compen-
Compen-
Position         Year    Salary   Bonus Compensation  sation
sation
                          $        $        $        #(3)
$(4)
                 ____   _________ _____ ____________ _______
_______
D. O. Andreas, 199  3,612,17   -0-  152,670(    -0-    6,000
Chairman and   5        1      -0-  1)          -0-    6,000
Chief          199  3,171,03   -0-  198,403(    -0-    5,996
Executive      4        3           1)
               199  2,851,50        217,929(
               3        3           1)


J. R. Randall, 199  1,686,00   -0-    N/A     75,000   6,000
President      5        4      -0-    N/A     25,000   6,000
               199  1,486,31   -0-    N/A       -0-    5,996
               4        3
               199  1,326,56
               3        3

M. D. Andreas, 199  1,136,00   -0-            60,000   6,000
Vice Chairman  5        4      -0-  59,591(2  25,000   6,000
of the Board   199   977,980   -0-  )           -0-    5,996
and Executive  4     868,230          N/A
Vice President 199                    N/A
               3



H. D. Hale,    199   887,521   -0-    N/A     60,000   6,000
Chairman and   5     812,480   -0-    N/A     10,000   6,000
Chief          199   737,243   -0-    N/A       -0-    5,996
Executive      4
Officer of ADM 199
Milling Co.    3


B. D Kraft,    199   656,337   -0-    N/A     37,500   6,000
Group Vice     5     624,147   -0-    N/A     10,000   6,000
President      199   570,897   -0-    N/A       -0-    5,996
               4
               199
               3

(1) Includes $87,710, $102,866 and $51,001 for personal use of Company-owned aircraft in 1993, 1994 and 1995, respectively; $54,632 for personal use of Company-owned vehicles in 1993; and $69,497, $78,024 and $86,941 for personal office and expense allocation in 1993, 1994 and 1995, respectively. Amounts for Other Annual Compensation are reported on a calendar year basis.

(2) Includes $41,749 for personal use of Company-owned aircraft in 1995.

(3) Number of options granted in fiscal year indicated and adjusted for all stock dividends and stock splits paid to date.

(4) These amounts represent the Company's matching contribution under the ADM Savings & Investment Plan, a 401(k) Plan. This Plan was established July 1, 1984 as a successor to the Company's Tax Reduction Act Stock Ownership Plan. This is a contributory plan available to all salaried employees who have completed one year of service with the Company. Employees may contribute 1% to 6% of gross wages to a maximum of $9,240 in fiscal year 1995. The Company's matching contribution is equal to 100% of the first 2% and 50% of the next 4% of an employee's contribution. The employees' and the Company's contributions are used to purchase Common Stock of the Company from the Company. All contributions are fully vested to the participants; however, there are withdrawal restrictions.


     Compensation for non-employee Directors consists of an annual retainer of $37,500 and an annual retainer of $37,500 for memberships on the Executive, Audit, Finance, Litigation and Public Policy Committees with a maximum annual retainer for all services of $100,000.



                Stock Option Grants In Last Fiscal Year(1)
                        __________________________________________

                                                               Potential
                                                               Realizable
                                                            Value at Assumed
                                                            Annual Rates of
                                                              Stock Price
                    Individual Grants                       Appreciation for
                                                              Option Term

___________________________________________________________________________
_______________

             Number of
             Securities   Percent of   Exercis
             Underlying Total Options    e or
              Options     Granted to     Base    Expiratio
Name          Granted    Employees in   Price     n Date    5% ($)   10% ($)
               (#)(2)    Fiscal Year    ($/Sh)
___________  __________ _____________  _______   _________  _______  _______
___                     ___            __        __         __       __
D. O.        -          -              -         -          -        -
Andreas
J. R.        75,000     4.88           16.8333   10-05-04   793,980  2,012,0
Randall                                                              93
M. D.        60,000     3.90           16.8333   10-05-04   635,184  1,609,6
Andreas                                                              74
H. D. Hale   60,000     3.90           16.8333   10-05-04   635,184  1,609,6
                                                                     74
B. D Kraft   37,500     2.44           16.8333   10-05-04   396,990  1,006,0
                                                                     46

(1)  Table reflects effect of three-for-two stock split in December, 1994.

(2) For the period July 1, 1994 through June 30, 1995 the Executive Officers named above were granted Incentive Stock Options exercisable in annual installments commencing on the first anniversary date.


6
                                                                     PAGE 7

                 Aggregated Option Exercises in Fiscal Year and
                        Fiscal Year-End Option Values (1)


Name           Shares       Value      Number of Unexercised   Value of Unexercised
               Acquired on  Realized   Options at Fiscal Year  In-the-Money Options
               Exercise     ($)        End (#)                 at Fiscal Year End ($)
               (#)

                                       Exercisab  Unexercisab  Exercisab  Unexercisab
                                       le         le           le         le
_____________  ___________  _________  _________  ___________  _________  ___________
___            __           __         __         __           __         __
D. O. Andreas       -            -         -            -          -            -
J. R. Randall       -            -     100,171    107,814      975,327    265,050
M. D. Andreas  12,778        96,612     12,014     92,814       68,622    238,174
H. D. Hale     22,168       156,364        -       71,813          -      154,544
B. D Kraft      9,231        70,782     12,937     49,313       85,814    114,231

(1)  Table reflects effects of 5% stock dividend and three-for-two stock split.


     The Company has a Retirement Plan for Salaried Employees (the "Plan"). The Company made no contribution for the participants for calendar and Plan year 1994 since the Plan was subject to the full funding limit of the IRS Code. The following table shows the estimated annual benefits payable as a life annuity, upon retirement at age 65 or later, to persons in specified salary and years-of-service classifications:


  5 Year Average Base       For Years of Credited Service Shown
Below
     Compensation            10         20           30
35

       $200,000          $ 29,945   $ 59,889   $   89,834  $
104,806
        400,000            61,945    123,889      185,834
216,806
        600,000            93,945    187,889      281,834
328,806
        800,000           125,945    251,889      377,834
440,806
      1,000,000           157,945    315,889      473,834
552,806
      1,200,000           189,945    379,889      569,834
664,806
      1,400,000           221,945    443,889      665,834
776,806
      1,600,000           253,945    507,889      761,834
888,806
      1,800,000           285,945    571,889      857,834
1,000,806
      2,000,000           317,945    635,889      953,834
1,112,806
      2,200,000           349,945    699,889    1,049,834
1,224,806
      2,400,000           381,945    763,889    1,145,834
1,336,806
      2,600,000           413,945    827,889    1,241,834
1,448,806
      2,800,000           445,945    891,889    1,337,834
1,560,806
      3,000,000           477,945    955,889    1,433,834
1,672,806
      3,200,000           509,945  1,019,889    1,529,834
1,784,806
      3,400,000           541,945  1,083,889    1,625,834
1,896,806
      3,600,000           573,945  1,147,889    1,721,834
2,008,806

     The pension amount is based on the final average monthly compensation (average of the 60 consecutive months of the last 180 months which produce the highest average). For purposes of the Plan, the term "compensation" is defined as base compensation ("Salary" as shown in Summary Compensation Table) paid during the Plan year. The pension amount is calculated as follows: final average monthly compensation times 56%, less 50% of primary Social Security payable at age 65 and proportionately reduced for service of less than 35 years and additional early retirement reduction when the pension commences prior to age 65. The normal retirement age under the Plan is age 65 with 5 years of service. The 5 year average compensation for purposes of the Plan of each of the five highest paid Executive Officers of the Company and the number of years of service rounded to the nearest year and credited to each of them under the Plan was as follows: D. O. Andreas $2,887,271 (24 years); J. R. Randall $1,341,009 (26 years); Michael D. Andreas $884,064 (24 years);
H. D. Hale $736,667 (35 years); B. D Kraft $572,936 (19 years).

     Various provisions of the Internal Revenue Code of 1986 limit the amount of benefits payable under a qualified pension plan. When these limits operate to reduce a pension benefit payable under the Plan, the Company will provide additional amounts so that the total annual pension will be as provided in the Plan.

7

PAGE 8
Salary and Stock Option Committee Report

     The Board of Directors of the Company has a Salary and Stock Option Committee consisting of four non-employee directors. The Committee reviews and establishes compensation of Officers, approves the direct compensation in the amount of $150,000 or more annually to any employee and approves modifications and changes in employee benefit plans with respect to the benefits salaried employees receive under such plans.
All of its actions are submitted to the Board for ratification.

     The Company's compensation program is informal and rather simple consisting principally of salary and from time to time, not necessarily annually, an award of incentive stock options. Charges for the personal use of Company facilities, if any, gross-up an executive's cash remuneration. Options for stock are at the market price on the date of grant and are exercisable in increments usually over a five year term but none can be acquired during the first year. Bonuses and incentive awards are not a part of the compensation program, nor do any executives, including the Chief Executive, have employment contracts.

     Compensation is not related to the market performance of the Company's stock or to the annual profit performance of the Company. Stock prices are not only reflective of earnings but are influenced by such factors as interest rates, trading of corporate equities as commodities by large financial institutions and funds, comments and recommendations of security analysts, government actions (i.e. tax and fiscal policies) and market makers' perceptions of an entire industry. The performance of a company in the basic food industry may be affected by plantings, global weather (such as floods and droughts), foreign nations' actions, including trade negotiations, and the Federal Government's programs, policies and restrictions. Management cannot manage the vagaries of the equity markets or the outside influences that relate to the production of food for human and animal consumption.

     The Company's compensation program is designed so that the annual emolument for its employees and for its executives remains competitive with the emolument for comparable employment, responsibilities and performance in major industries, not only in the U.S. but on a world-wide basis. The Committee consisting of investors and business leaders is familiar with compensation packages and also familiarizes itself with various forms and types of remuneration primarily from publications including general news reports, periodicals and reports of other public corporations.

     The Committee in its deliberations considers all of the factors listed above and in addition the following principles:
     a.   an individual's on-the-job performance;
     b.   the Company's ability to pay and its growth record;
     c.   cost-of-living increases; and
          d. in the case of all individuals except the chief executive, the recommendations of management and a person's supervisors.

     The compensation for the Chief Executive is established by the Committee as previously described. The Committee proposed and the Board approved an increase in salary for Mr. Andreas in fiscal year 1995 of $550,000 a year.

     Under Section 162(m) of the Internal Revenue Code and the proposed Regulations thereunder, a new provision created under the Omnibus Budget Reconciliation Act of 1993, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation, except for "performance-based compensation", is limited to $1 million per year for taxable years beginning on or after January 1, 1994. The exception for "performance-based compensation" is applicable to remuneration over $1 million based solely upon the attainment of objective performance goals established by a compensation committee comprised of two or more "outside directors" and approved by the Company's Stockholders. In order to claim the exceptions under the Regulations the Committee must agree that payments will not be made if the established performance is not met. The Committee is unable to agree to this provision of the Regulations since it believes it must be free to exercise its independent business judgment to compensate executives for their performance as set forth above.


                              S. M. Archer, Jr.
                              F. Ross Johnson
                              M. B. Mulroney
                              J. K. Vanier

8

PAGE 9

         Comparison of Five Year Cumulative Total Return
Among Archer-Daniels-Midland Company (ADM), the S & P Food Index
                     and the S & P 500 Index

Measurement Period       ADM       S & P Food          S & P 500
(Fiscal Year Covered)                   Index
Index
__________________       ___       __________          _________


Measurement Pt - 06/30/90     $100      $100           $100

FYE 06/30/91             $ 97      $120           $107
FYE 06/30/92             $102      $135           $122
FYE 06/30/93             $108      $134           $138
FYE 06/30/94             $113      $134           $140
FYE 06/30/95             $142      $174           $177


$100 invested on 06/30/90 in stock or index including reinvestment of dividends.
Fiscal year ending June 30.

Graph produced in accordance with SEC regulations by Research
Data Group.

9

PAGE 10

Certain Relationships and Related Transactions

     Mr. J. K. Vanier has a beneficial interest in various farms and ranches in Kansas and other states. During the last fiscal year the farms and ranches purchased $11,157 of fertilizer and chemicals from the Company and made sales of wheat and corn totaling $584,568 to the Company on terms and conditions that were no more favorable than those afforded by any other customer.

     During the fiscal year ended June 30, 1995, the Company retained the services of the law firms of Akin, Gump, Strauss, Hauer & Feld and Ogilvy Renault of which Robert S. Strauss and
M. Brian Mulroney is a partner and a senior partner, respectively. The Company may continue to retain the services of, and refer specific matters to, these firms during the next fiscal year.

Auditors

     The firm of Ernst & Young LLP, independent Certified Public Accountants, has audited the records of the Company for many years. The Board of Directors wishes to continue the services of this firm for the fiscal year ending June 30, 1996, and the Stockholders' ratification of such appointment is requested. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Rule 405 Disclosure

    Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended June 30, 1995, the following persons filed the number of late reports or failed to file reports/representing the number of transactions set forth after his or her name: H. D. Hale 1 report/1 transaction, J. R. Randall 1 report/2 transactions, and L. Cunningham 2 reports/2 transactions.

Stockholder's Proposal

The General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois, the beneficial owner of 36,037 shares of the common stock of the Company, has submitted the following stockholder's proposal for consideration by the Company's stockholders at the Annual Meeting. To be adopted, the proposal must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting.

          Resolution Requesting Inclusiveness in Board of
Directors

     WHEREAS, the Archer Daniels Midland Company (ADM) prides itself on being the "Supermarket to the World". As a global corporation, we believe that ADM's Board of Directors and top management should reflect a broad diversity, with respect to racial backgrounds and gender. The company is to be commended for having one woman serving on the Board of Directors.

     The Equal Employment Opportunity Commission reports 97% of senior ranks of corporations are occupied by white males. We believe our company needs to open up top management and the board to qualified people of all races and to women.

     The Office of Federal Contract Compliance mandates that companies must not discriminate on the basis of race, sex, color, religion, national origin, disability, or veterans status. Women and minorities comprise fifty percent of America's workforce, and the U.S. Department of Labor reports their advancement is often times hindered by artificial barriers - glass ceilings. Our company must make a strong and continued commitment to use its available tools and resources to remove glass ceiling barriers, because it is our responsibility under the law, and the right thing to do.

     We believe Boards of Directors of many corporations have benefited from the perspectives gleaned from well qualified women and minority members. In addition, increasingly individual and institutional investors are voting their proxies against boards which are not representative, and have no women or minorities. We believe it is not in our company's best long range interests to keep an all white board, excluding minorities. It unfortunately gives the impression of an "exclusive club", closed to any perspectives beyond those in the inner sanctum.

     THEREFORE, BE IT RESOLVED  that shareholders request:

          1. The nominating committee of the Board, in its search for suitable Board candidates, make a greater effort to search for qualified minority candidates for nomination to the Board of Directors.

          2. Report on our Corporation's programs to encourage diversified representation on our Board of Directors.

          3. Issue a statement publicly committing the company to a policy of board inclusiveness with the steps we plan to take and the expected time line.

            Recommendation of Directors Against the Proposal

The Nominating Committee of the Board of Directors has in the past considered and will continue to consider in the future all qualified candidates for nomination to Company's Board of Directors, including those submitted to the Secretary of the Company in accordance with the provisions as set forth in the Company's proxy statement. The Company does not believe there is any justification for requiring the adoption of formal programs and policies in this regard.

Accordingly, the Board of Directors recommends that you vote
AGAINST the proposal.

Deadline for Submission of Stockholder Proposals

    Proposals of Stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Archer-
Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois,
62526, no later than May 17, 1996.

Other Matters

     It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a Stockholders' vote, the Proxy Committee will vote thereon according to its best judgment in the interest of the Company.

                                         By Order of the Board
of Directors

                                         ARCHER-DANIELS-MIDLAND
COMPANY

                                         R. P. Reising,
Secretary

September 13, 1995
10

PAGE 11

                         Please Fill In and Sign the
Accompanying
                         Form of Proxy and Mail as Soon as
Possible
                            In the Enclosed Addressed Envelope.
                                 No Postage is Necessary.


                              ANNUAL MEETING OF STOCKHOLDERS

     You are urged to attend the Annual Meeting of Stockholders this year. It will be held at 2:00 P.M. on Thursday, October
19, 1995, the third Thursday in October, at ADM/LAKEVIEW, 1001
BRUSH COLLEGE ROAD, DECATUR, ILLINOIS.

     You are invited to stay after the meeting and visit with our Directors and Executives.

11

PAGE 12
                        ARCHER-DANIELS-MIDLAND COMPANY
(LOGO) ADM      4666 Faries Parkway, Decatur, IL 62526
PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
The undersigned hereby appoints J. H. Daniels, S. M. Archer, Jr., and D. O. Andreas as Proxies, with the power of substitution, to represent and to vote, as designated below, all the shares of the undersigned held of record on August 21, 1995, at the Annual Meeting of Stockholders to be held on October 19, 1995 and any adjournments thereof.
1.  ELECTION OF DIRECTORS
    FOR ___ all nominees listed below (except as indicated
below)
    WITHHOLD AUTHORITY ___ to vote for all nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
D. O. Andreas, R. Bruce, J. H. Daniels, G. O. Coan, L. W. Andreas, S. M. Archer, Jr., R. A. Goldberg, J. K. Vanier, M. L. Andreas, Mrs. N. A. Rockefeller, M. D. Andreas, H. D. Hale, O.
G. Webb, J. R. Randall, F. R. Johnson, R. S. Strauss, M. B.
Mulroney;
2.  Ratify the appointment of Ernst & Young LLP as FOR__
AGAINST__ ABSTAIN__
    independent accountants for the fiscal year
    ending June 30, 1996; and
3.  Adopt Stockholder's proposal;      FOR__ AGAINST__ ABSTAIN__
all as more fully referred to in the Proxy Statement with respect to such meeting, and upon such other matters as may properly come before such meeting.

This Proxy when properly executed will be
voted in the manner directed herein by the
undersigned Stockholder.  If no direction
is made, this Proxy will be voted for
Proposals 1 and 2, and against Proposal 3.
Please sign exactly as name(s) appear below.
___________________________
When shares are held by joint tenants, both     Signature
should sign.  When signing as attorney,
executor, administrator, trustee or guardian,
please give full title as such.  If a
___________________________
corporation, please sign in full corporate      Signature if
held jointly
name by President or other authorized officer.
If a partnership, please sign in partnership
name by authorized person.                     DATED:
______________, 1995

                                                     PLEASE
MARK, SIGN,
                                                     DATE AND
RETURN THE
                                                     PROXY CARD
PROMPTLY
                                                USING THE
ENCLOSED ENVELOPE
12